Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Village Farms International Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares (Primary Offerings)

Fees to Be Paid	Equity	Preferred Shares

Fees to Be Paid	Other	Warrants

Fees to Be Paid	Other	Subscription Receipts

Fees to Be Paid	Other	Debt Securities

Fees to Be Paid	Other	Units

Fees to Be paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$200,000,000	0.0001476	$29,520

	Total Offering Amounts						$200,000,000	$29,520

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$11,735

	Net Fee Due							$17,785
(1)

There are being registered under this registration statement on Form S-3 (the “Registration Statement”) such indeterminate number of the securities of each identified class being registered as may be sold by the registrant in primary offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed US$200,000,000. Any securities registered by this Registration Statement may be sold separately or in combination with the other securities registered hereunder. Any securities registered by this Registration Statement may be sold separately or as units with any other securities registered for primary offerings hereunder. The securities registered under this Registration Statement also include such indeterminate number of common shares, preferred shares, and warrants as may be issued upon the conversion of or exchange for preferred shares, subscription receipts or debt securities that provide for conversion or exchange; upon the exercise of warrants; or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Village Farms International, Inc.	POS AM to S-3	333-257857	June 9, 2022		$11,735	Unallocated (Universal) Shelf	(1)	(1)	$126,589,987.50
(1)

The registrant previously filed a post-effective amendment to the shelf registration statement on Form S-3 (File No. 333-257857), initially filed on June 9, 2022 and declared effective on June 21, 2022 (the “June 2022 Registration Statement”), which registered an indeterminate number of common shares, preferred shares, warrants, subscription receipts, debt securities and units to be sold by the registrant and common shares to be sold by selling shareholders and had an aggregate initial offering price not to exceed US$200,000,000. The June 2022 Registration Statement was not fully used, resulting in $126,589,987.50 as the unsold aggregate offering amount. This unused amount represents 63.3% of the $18,540 paid on the June 2022 Registration Statement and results in a fee offset of $11,735. The registrant has terminated or completed any offerings that included the unsold securities under the June 2022 Registration Statement.